Nautilus, Inc. Names Garry Wiseman Senior Vice President and Chief Digital Officer October 22, 2020 Former Dell and Microsoft Executive Brings Deep Software Development and Digital Expertise to the JRNY Platform and Direct Business VANCOUVER, Wash.--(BUSINESS WIRE)--Oct. 22, 2020-- Nautilus, Inc. (NYSE: NLS) today announced that Garry Wiseman has been appointed Senior Vice President and Chief Digital Officer effective Oct. 26, 2020. In this new role, Wiseman will be responsible for the strategy, roadmap and business results for JRNY – the AI-powered, adaptive coaching platform that creates personalized home workouts; providing direction to the Direct to Consumer e-commerce business; and helping to accelerate the company’s ongoing digital transformation. This press release features multimedia. View the full release here: https://www.businesswire.com/news/home/20201022005308/en/ Wiseman brings over 25 years of product and e-commerce capabilities to the position; as well as expertise in designing and implementing high scale digital experiences at some of the world's largest technology companies. Most recently, he was the Senior Vice President of Digital Customer Experience for Dell Technologies. During his tenure, he led the company through a rapid digital transformation; establishing a design centric, customer first focus, which led to significant year-over-year revenue increases, and enhanced CSAT (customer satisfaction score) and eNPS (employee net promoter scores) performance. Wiseman was responsible for Dell.com, The Dell Premier B2B marketplace, all offline sales systems and in-house commerce platforms, as well as leading product management, design, engineering, and content teams. Prior to Dell, Wiseman held senior leadership roles across product management, e-commerce, and software engineering for global technology companies including Microsoft, eBay and Salesforce. Additionally, he is recognized as an author on 8 US patents. “Nautilus, a leader in innovative home fitness solutions for nearly forty years, is in (Photo: Business Wire) the midst of a profound digital transformation. Thus, we are delighted to add a proven e-commerce, technology, software development and overall digital expert to our team, as we focus on superior customer experiences, our personalized connected home fitness products, and accelerating enhancements and scale of our JRNY membership platform,” said Jim Barr, Nautilus, Inc. Chief Executive Officer. “Garry’s customer-focus and demonstrated success in software development and scaling digital and omnichannel platform businesses will further augment our capabilities to bring innovative fitness solutions to consumers, grow our business through strategic technology investments and accelerate our digital transformation.” Mr. Wiseman commented, “Nautilus, Inc. has some of the world’s best-known fitness brands and a distinct legacy of building high quality in-home fitness products, which are rapidly evolving through immersive, personalized digital experiences. I’m looking forward to joining the Nautilus leadership team as we continue creating inspiring customer journeys and helping people reach their health and fitness goals.” About Nautilus, Inc. Nautilus, Inc. (NYSE:NLS) is the global leader in innovative home fitness solutions. The company’s diverse brand portfolio includes Bowflex®, Nautilus® and Schwinn®, and a broad selection of exercise bikes, cardio equipment and strength training products. Nautilus, Inc. utilizes technology to develop personalized, connected fitness solutions that empower and motivate people to live a healthy lifestyle. The company sells its products through direct and retail channels. Nautilus, Inc. uses the investor relations page of its website (www.nautilusinc.com/investors) to make information available to its investors and the market. This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including: planned investments and initiatives and the anticipated results of such initiatives. Factors that could cause

Nautilus, Inc.’s actual results to differ materially from these forward-looking statements include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire, retain and integrate key management personnel, including our new Senior Vice President and Chief Digital Officer; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; and softness in the retail marketplace. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10- Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward- looking statements to reflect subsequent developments, events or circumstances. View source version on businesswire.com: https://www.businesswire.com/news/home/20201022005308/en/ Media Contacts: John Fread Nautilus, Inc. 360-859-5815 jfread@nautilus.com Carey Kerns The Hoffman Agency 503-754-7975 ckerns@hoffman.com Investor Relations: John Mills ICR, LLC 646-277-1254 john.mills@ICRinc.com Source: Nautilus, Inc.